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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 25, 2005 relating to the consolidated and combined financial statements of Comstock Homebuilding Companies, Inc. and the Comstock Companies (as defined in Note 1), which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/PricewaterhouseCoopers LLP

McLean, Virginia
June 2, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM